INDYMAC MBS, INC.
INDYMAC RESIDENTIAL MORTGAGE-BACKED TRUST, SERIES 2006-L2
RESIDENTIAL MORTGAGE-BACKED CERTIFICATES, SERIES 2006-L2
_____________________

AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2006

AMENDMENT NO. 1

AMENDMENT No. 1 to Pooling and Servicing Agreement (the “Amendment”) effective as of September 1, 2006 (the “Effective Date”) among INDYMAC MBS, INC., as depositor (the “Depositor”), INDYMAC BANK, F.S.B., as seller and servicer (the “Seller” and “Servicer”, as applicable) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

WHEREAS, the parties hereto are parties to that certain Pooling and Servicing Agreement, dated as of June 1, 2006, among the Depositor, the Seller, the Servicer and the Trustee (the “Agreement”); and

WHEREAS, Section 11.01 of the Agreement provides that the Agreement may be amended by the parties thereto, without the consent of any of the Certificateholders, to correct any provisions therein or to make or modify any provision therein with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement;

WHEREAS, the Agreement incorrectly omitted that the right to receive Prepayment Charges provided for in the Agreement shall be evidenced by a certificate; and

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree:

1. That, as of the Effective Date, the Agreement is hereby amended to:

(a) add the following definition of “Class P Certificate” to Article I, Section 1.01 of the Agreement:

“Class P Certificate”: Any one of the certificates designated as a “Class P Certificate” on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, in the form of Exhibit A-6 hereto, evidencing the right to Prepayment Charges set forth in Section 3.18 hereof. The Class P Certificate shall at all times be issued in the name of the Servicer and shall not evidence ownership of a Regular Interest in any REMIC issued under the Agreement.

       (b) replace the second paragraph of Section 3.18 to the Agreement in its entirety with the following:

“Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, Prepayment Charges, ancillary income or otherwise shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The right to receive any such Prepayment Charges shall be evidenced by the issuance of a Class P Certificate which shall not be separately transferable from the servicing and shall at all times be issued in the name of the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.”

(c) add Annex 1 hereto as Exhibit A-6 to the Agreement.

2. Except as expressly modified or amended in this Amendment, the parties hereto agree that all of the terms, covenants, provisions, agreements and conditions of the Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

3. The Depositor hereby certifies that all conditions for the execution of this Amendment have been satisfied.

4. The Trustee's reporting obligations with respect to the Class P Certificate will begin with the Distribution Date in January 2007.

5. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

6. This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument and that this Amendment shall be construed in accordance with the laws of the State of New York (excluding provisions regarding conflicts of laws) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

INDYMAC MBS, INC., as Depositor By:/s/ Jill Jacobson Name: Jill Jacobson Title: Vice President

INDYMAC BANK, F.S.B. as Seller and Servicer By:/s/ Jill Jacobson Name: Jill Jacobson Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By:/s/ Jennifer Hermansader Name: Jennifer Hermansader Title: Associate By: /s/ Marion Hogan Name: Marion Hogan Title: Associate

FINANCIAL GUARANTY INSURANCE COMPANY as Certificate Insurer By: /s/ Katya Sverdlov Name: Katya Sverdlov Title: Vice President

Annex 1

FORM OF CLASS P CERTIFICATES

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT TO ANY SUBSEQUENT SERVICER UNDER THE AGREEMENT (AS DEFINED HEREIN).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	June 1, 2006

First Distribution Date	:	October 25, 2006

Percentage Interest of this Certificate (“Denomination”)	:	[ __ ]

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust, Series 2006-L2,
Residential Mortgage-Backed Certificates, Series 2006-L2
Class P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that ___ is the registered owner of the Percentage Interest evidenced by this Class P Certificate in certain Prepayment Charges with respect to a Trust consisting primarily of the Mortgage Loans deposited by IndyMac MBS, Inc. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2006 (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as seller (the “Seller”) and servicer (the “Servicer”) and Deutsche Bank National Trust Company, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made to a subsequent Servicer under the Agreement.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

INDYMAC MBS, INC.
IndyMac Residential Mortgage-Backed Trust, Series 2006-L2,
Residential Mortgage-Backed Certificates, Series 2006-L2

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac MBS, Inc., IndyMac Residential Mortgage-Backed Trust, Series 2006-L2, Residential Mortgage-Backed Certificates, Series 2006-L2 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Prepayment Charges received with respect to the Mortgage Loans for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans and REO Properties on the Cut-off Date, the Servicer or if the Servicer fails to exercise such option and any portion of the Class A Certificates remain outstanding, the Certificate Insurer, will have the right to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]